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Exhibit 23(e)(3)

                                                                 (BISYS(R) LOGO)

BISYS FUND SERVICES LIMITED PARTNERSHIP, DISTRIBUTOR

SELLING GROUP MEMBER AGREEMENT

Re: LEGACY FUNDS GROUP

Ladies and Gentlemen:

As the distributor of the shares ("Shares") of each investment company portfolio ("Fund"), of the investment company or companies covered hereunder (collectively, "Company") which may be amended by us from time to time, BISYS Fund Services Limited Partnership ("Distributor") hereby invites you to participate in the selling group on the following terms and conditions. In this letter, the terms "we," "us," and similar words refer to the Distributor, and the terms "you," "your," and similar words refer to the intermediary executing this agreement, including its associated persons.

1. SELLING GROUP MEMBER. You hereby represent that you are properly qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement. In addition, you agree to comply with the rules of the National Association of Securities Dealers, Inc. ("NASD") as if they were applicable to you in connection with your activities under this agreement. You agree that it is your responsibility to determine the suitability of any Fund Shares as investments for your customers, and that we have no responsibility for such determination. You further agree to maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by us relating to your transactions in Fund Shares.

2. QUALIFICATION OF SHARES. We will make available to you a list of the states or other jurisdictions in which Fund Shares are registered for sale or are otherwise qualified for sale, which may be revised from time to time. You will make offers of Shares to your customers only in those states, and you will ensure that you (including your associated persons) are appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with your activities.

3. ORDERS. All orders you submit for transactions in Fund Shares shall reflect orders received from your customers or shall be for your account for your own bona fide investment, and you will date and time-stamp your customer orders and forward them promptly each day and in any event prior to the time required by the applicable Fund prospectus (the "Prospectus," which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for your customers, you shall not withhold placing customers' orders for any Shares so as to profit yourself (or your customers) as a result of such withholding. You are hereby authorized to: (i) place your orders directly with the relevant investment company (the "Company") for the purchase of Shares and (ii) tender Shares directly to the Company for redemption, in each case subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by us from time to time. All purchase orders you submit are subject to acceptance or rejection, and we reserve the right to suspend or limit the sale of Shares. You are not authorized to make any representations concerning Shares of any Fund except such representations as are contained in the Prospectus and in such supplemental written information that we may provide to you with respect to a Fund. All orders that are accepted for the purchase of Shares shall be executed at the next determined public offering price per share (i.e., the net asset value per share plus the applicable sales load,

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     if any) and all orders for the redemption of Shares shall be executed at the next determined net asset value per share and subject to any applicable redemption fee, in each case as described in the Prospectus.

4. COMPLIANCE WITH APPLICABLE LAWS; DISTRIBUTION OF PROSPECTUS AND REPORTS; CONFIRMATIONS. In connection with its respective activities hereunder, each party agrees to abide by the Conduct Rules of the NASD and all other rules of self-regulatory organizations of which the relevant party is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to the relevant party (and its associated persons) from time to time in connection with its activities hereunder ("Applicable Laws"). You are authorized to distribute to your customers the current Prospectus, as well as any supplemental sales material received from us (on the terms and for the period specified by us or stated in such material). You are not authorized to distribute, furnish or display any other sales or promotional material relating to a Fund without our written approval, but you may identify the Funds in a listing of mutual funds available through you to your customers. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases shares of any Funds from or through you, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of the Funds or us. If required by Rule 10b-10 under the Securities Exchange Act or other Applicable Laws, you shall send or cause to be sent confirmations or other reports to your customers containing such information as may be required by Applicable Laws.

5. SALES CHARGES AND CONCESSIONS. On each purchase of Shares by you (but not including the reinvestment of any dividends or distributions), you shall be entitled to receive such dealer allowances, concessions, sales charges or other compensation, if any, as may be set forth in the Prospectus. Sales charge reductions and discounts may be available as provided in the Prospectus. To obtain any such reductions, the Company or Distributor must be notified promptly when a transaction or transactions would qualify for the reduced charge and you must submit information that is sufficient (in the discretion of the Company and/or us) to substantiate qualification therefor. The foregoing shall include advising us of any Letter of Intent signed by your customer or of any Right of Accumulation available to such customer. If you fail to so advise us, you will be liable for the return of any commissions plus interest thereon. Rights of accumulation (including rights under a Letter of Intent) are available, if at all, only as set forth in the Prospectus, and you authorize any adjustment to your account (and will be liable for any refund) to the extent any allowance, discount or concession is made and the conditions therefor are not fulfilled. Each price is always subject to confirmation, and will be based upon the net asset value next determined after receipt of an order that is in good form. If any Shares purchased are tendered for redemption or repurchased by the Fund for any reason within seven business days after confirmation of the purchase order for such Shares, you agree to promptly refund the full sales load or other concession and you will forfeit the right to receive any compensation allowable or payable to you on such Shares. We reserve the right to waive sales charges. You represent to us that you are eligible to receive any such sales charges and concessions paid to you under this Section.

6. TRANSACTIONS IN FUND SHARES. With respect to all orders you place for the purchase of Fund Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby. You also assume responsibility for any loss to a Fund caused by any order placed by you on an "as-of" basis subsequent to the trade date for the order, and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Company and shall be subject to the Company's policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to us prior to the Company's acceptance of any such order.

7. ACCURACY OF ORDERS; CUSTOMER SIGNATURES. You shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by any means,

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     including wire or telephone. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the Company and you agree to indemnify and hold harmless all persons, including us and the Funds' transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8. INDEMNIFICATION. You agree to indemnify us and hold us harmless from and against any claims, liabilities, expenses (including reasonable attorneys fees) and losses resulting from (i) any failure by you to comply with Applicable Laws in connection with activities performed under this agreement, or (ii) any unauthorized representation made by you concerning an investment in Fund Shares. We agree to indemnify you and hold you harmless from and against any claims, liabilities, expenses (including reasonable attorneys fees) and losses resulting from (i) any failure by us to comply with Applicable Laws in connection with our activities as Distributor under this agreement, or (ii) any untrue statement of a material fact set forth in a Fund's Prospectus or supplemental sales material provided to you by us (and used by you on the terms and for the period specified by us or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading; provided, however, that the indemnification in this clause
     (ii) shall be limited to indemnification actually received by us as Distributor from the Funds, except to the extent that the relevant claims, liabilities, expenses and losses result from our own failure to exercise reasonable care in the preparation or review of the Prospectus or such other materials.

9. MULTI-CLASS DISTRIBUTION ARRANGEMENTS. You understand and acknowledge that the Funds may offer Shares in multiple classes, and you represent and warrant that you have established compliance procedures designed to ensure that your customers are made aware of the terms of each available class of Fund Shares, to ensure that each customer is offered only Shares that are suitable investments for him or her, to ensure that each customer is availed of the opportunity to obtain sales charge break points as detailed in the Prospectus, and to ensure proper supervision of your representatives in recommending and offering the Shares of multiple classes to your customers.

10. ANTI-MONEY LAUNDERING COMPLIANCE. Each party to this agreement acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it is in compliance and will continue to comply with the AML Acts and applicable rules thereunder ("AML Laws"), including NASD Conduct Rule 3011, in all relevant respects. The parties agree to cooperate with one another to satisfy AML due diligence policies of the Company and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by us to ensure compliance with AML Laws.

11. PRIVACY. The parties agree that any Non-public Personal Information, as the term is defined in Regulation S-P ("Reg S-P") of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and that it will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

12. SERVICE FEES. Subject to and in accordance with the terms of each Prospectus and the Service Plan, if any, adopted by resolution of the Board, we may pay financial institutions with which we have entered into an agreement in substantially the form annexed hereto as Appendix A or such other form as may be approved from time to time by the Board (the "Fee Agreement") such fees as may be determined in accordance with such Fee Agreement, for shareholder or administrative services, as described therein.

13. ORDER PROCESSING. You represent that you have reviewed your policies and procedures to ensure that they are adequate with respect to preventing violations of law (including rule 22c-1 under the Investment Company Act of 1940, as amended) and prospectus requirements related to timely order-

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     taking and market timing activity, and you hereby provide the confirmation set forth on Appendix B hereto. You represent that you will be responsible for the collection and payment to the Company of any Redemption Fees, based upon the terms outlined in the Company's prospectus.

14. AMENDMENTS. This agreement may be amended from time to time by the following procedure. We will mail a copy of the amendment to you at your address shown below. If you do not object to the amendment within fifteen
     (15) days after its receipt, the amendment will become a part of this agreement. Your objection must be in writing and be received by us within such fifteen (15) days. All amendments shall be in writing and except as provided above shall be executed by both parties.

15. TERMINATION. This agreement will terminate automatically upon the termination of the Distribution Agreement between us and the Funds. This agreement may be terminated by either party, without penalty, upon ten days' prior written notice to the other party. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

16. NOTICES. All notices and communications to us shall be sent to us at 100 Summer Street, 15th Floor, Boston, Massachusetts 02110, Attn: Broker-Dealer Compliance Department, or at such other address as we may designate in writing. All notices and other communication to you shall be sent to you at the address set forth below or at such other address as you may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or similar means of same-day delivery, with a confirming copy by mail.

17. AUTHORIZATION. Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein, and that the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this agreement.

18. MISCELLANEOUS. This agreement supersedes any other agreement between the parties with respect to the offer and sale of Fund Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

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If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this agreement shall be binding upon each of us.

BISYS FUND SERVICES LIMITED PARTNERSHIP


By:
    ---------------------------------
Insert Name:
             ------------------------
Title:
       ------------------------------
Date:
      -------------------------------


Agreed to and accepted:

                             [Dealer]
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By:
    ---------------------------------
Insert Name:
             ------------------------
Title:
       ------------------------------
Date:
      -------------------------------

Address of Dealer:

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                                   APPENDIX A

LEGACY FUNDS GROUP

BISYS FUND SERVICES LIMITED PARTNERSHIP, DISTRIBUTOR

SERVICE FEE AGREEMENT

Ladies and Gentlemen:

This Fee Agreement ("Agreement") confirms our understanding and agreement with respect to payments to be made to you in accordance with the Selling Group Member Agreement between you and us (the "Selling Agreement"), which entitles you to serve as a member of the selling group for certain Funds for which we serve as Distributor. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Selling Agreement.

1. From time to time during the term of this Agreement, we may make payments to you pursuant to one or more service plans (the "Plans") adopted by certain of the Funds. You agree to furnish shareholder and/or administrative services to your customers who invest in and own Fund Shares, including, but not limited to, answering routine inquiries regarding the Funds, processing shareholder transactions, and providing other shareholder services not otherwise provided by a Fund's transfer agent to your customers. With respect to such payments to you, we shall have only the obligation to make payments to you after, for as long as, and to the extent that, we receive from the Fund an amount equivalent to the amount payable to you. The Fund or us, as Distributor, each reserves the right, without prior notice, to suspend or eliminate the payment of such payments or other compensation to you by amendment, sticker or supplement to the then-current Prospectus of the Fund.

2. Any such fee payments shall reflect the amounts described in a Fund's Prospectus. Payments will be based on the dollar amount of Fund Shares which are owned by those customers of yours whose records, as maintained by the Funds or the transfer agent, designate your firm as the intermediary of record or is agreed to by us and the intermediary of record. No such fee payments will be payable to you with respect to shares purchased by or through you and redeemed by the Funds within seven business days after the date of confirmation of such purchase.

3. You agree that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the Investment Company Act of 1940.

4. At the end of each month [quarterly, upon request?], you shall furnish us with a written report describing the amounts payable to you pursuant to this Agreement and the purpose for which such amounts were expended. We shall provide quarterly reports to the Funds' Board of amounts expended pursuant to the Plans and the purposes for which such expenditures were made. You shall furnish us with such other information as shall reasonably be requested by us in connection with our reports to the Board with respect to the fees paid to you pursuant to this Agreement.

5. This Agreement shall continue in effect until terminated in the manner prescribed below or as provided in the Plans. This Agreement may be terminated, with respect to one or more Funds, without penalty, by either of us, upon ten days' prior written notice to the other party. In addition, this Agreement will be terminated with respect to any Fund upon a termination of the relevant Plan or your Selling Agreement, or if our Distribution Agreement with the Funds terminates.

6. This Agreement may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to you at your address shown below. If you do not object to the amendment within fifteen

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(15) days after its receipt, the amendment will become a part of this Agreement.
Your objection must be in writing and be received by us within such fifteen days.

7. This Agreement shall become effective as of the date when it is executed and dated by us below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

8. All notices and other communications shall be given as provided in the Selling Agreement.

If the foregoing is acceptable to you, please sign this Agreement in the space provided below and return the same to us.

BISYS FUND SERVICES LIMITED PARTNERSHIP


By:
    ---------------------------------
Insert Name:
             ------------------------
Title:
       ------------------------------


Agreed to and Accepted:
Name and Address of Selling Group firm:

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By:
    ---------------------------------
Insert Name:
             ------------------------
Title:
       ------------------------------
Date:
      -------------------------------

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                                   APPENDIX B

TO: BISYS FUND SERVICES LIMITED PARTNERSHIP

AS DISTRIBUTOR OF LEGACY FUNDS GROUP

CONFIRMATION

As a member of the selling group for the Shares of the above-referenced Funds, and pursuant to the terms of our Selling Agreement, we hereby certify to you that we will at all times comply with (i) the provisions of our Selling Agreement related to compliance with all applicable rules and regulations; and
(ii) the terms of each registration statement and prospectus for the Funds.

We have performed a review of our internal controls and procedures to ensure that such controls and procedures are adequate to (i) prevent the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day's net asset value per share ("NAV"); and
(ii) prevent the purchase of Fund Shares by an individual or entity whose stated objectives are not consistent with the stated policies of a Fund in protecting the best interests of longer-term investors, particularly where such customer-investor may be seeking market timing or arbitrage opportunities through such purchase.